Exhibit 10.1

Amendment No. 1 to

STOCKHOLDERS Agreement

This AMENDMENT NO. 1, dated as of October 5, 2020 (this “Amendment”), is entered into by and among DraftKings Inc., a Nevada corporation (the “Company”), and the Stockholders. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Stockholders Agreement, dated as of April 23, 2020 (the “Agreement”), by and among the Company and the Stockholders party thereto; and

WHEREAS, the Company and the Stockholders desire to amend the Agreement, in accordance with Section 8.07 of the Agreement, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby, intending to be legally bound, agree as follows:

1.	Amendments to the Agreement. The Agreement is hereby amended to cause all of the lock-up periods applicable to the Stockholders as set forth in Sections 3.01(a), (b) and (c) of the Agreement to expire effective as of October 20, 2020.

2.	Representations and Warranties.

a.	Representations and Warranties of the Stockholders.

i.	The DK Stockholder Group Representative, on behalf of the members of the DK Stockholder Group, hereby represents and warrants to the other Stockholders and the Company that: (i) it has all requisite corporate right, power and authority and has taken all corporate or other action necessary in order to execute and deliver this Amendment and perform its obligations under this Amendment; and (ii) this Amendment has been duly executed and delivered by the DK Stockholder Group Representative and, assuming the due execution and delivery of this Amendment by the other parties hereto, constitutes a legal, valid and binding obligation of the DK Stockholder Group enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

ii.	The DEAC Founder Group Representative, on behalf of the members of the DEAC Founder Group, hereby represents and warrants to the other Stockholders and the Company that: (i) it has all requisite corporate right, power and authority and has taken all corporate or other action necessary in order to execute and deliver this Amendment and perform its obligations under this Amendment; and (ii) this Amendment has been duly executed and delivered by the DEAC Founder Group Representative and, assuming the due execution and delivery of this Amendment by the other parties hereto, constitutes a legal, valid and binding obligation of the DEAC Founder Group enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

iii.	The SBT Sellers’ Representative, on behalf of the members of the SBT Sellers, hereby represents and warrants to the other Stockholders and the Company that: (i) it has all requisite corporate right, power and authority and has taken all corporate or other action necessary in order to execute and deliver this Amendment and perform its obligations under this Amendment; and (ii) this Amendment has been duly executed and delivered by the SBT Sellers’ Representative and, assuming the due execution and delivery of this Amendment by the other parties hereto, constitutes a legal, valid and binding obligation of the SBT Sellers enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

b.                  Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders that: (i) it has all requisite corporate right, power and authority and has taken all corporate or other action necessary in order to execute and deliver this Amendment and perform its obligations under this Amendment; and (ii) this Amendment has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Amendment by the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.      Miscellaneous.

a.                   Interpretation. From and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Stockholders Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced, and each reference to the “date of this Agreement”, the “date hereof” and similar references shall refer to April 23, 2020.

b.                  No Other Modification. Except to the extent expressly amended herein or supplemented hereby, the Agreement remains unchanged and in full force and effect in accordance with its terms.

c.                   Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Nevada.

d.                  Counterparts and Facsimile. For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile or PDF and such facsimile or PDF will be deemed as sufficient as if actual signature pages had been delivered.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Company: DraftKings Inc., a Nevada corporation By: /s/ R. Stanton Dodge_____________ Name: R. Stanton Dodge Title: Chief Legal Officer and Secretary

[Signature Page to Amendment to Stockholders Agreement]

Stockholders:

DK Stockholders Group Representative

/s/ Jason Robins_______________________

Name: Jason Robins

SBT Sellers’ Representative

/s/ Shalom Meckenzie__________________

Name: Shalom Meckenzie

DEAC Founder Group Representative

/s/ Eli Baker__________________________

Name: Eli Baker

[Signature Page to Amendment to Stockholders Agreement]